Exhibit 10.15

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made as of October 5, 2012 by and between LabStyle Innovation Corp., a Delaware corporation (the “Company”), and SLD Capital Corp. (“Consultant”).

WHEREAS, Consultant is an existing investor in the Company and has familiarity with the Company and its business;

WHEREAS, Consultant has significant experience in assiting U.S. publicly-listed companies on matters relating to their business and capital markets strategies; and

WHEREAS, the Company desires to retain Consultant on a consulting basis to provide strategic advisory services to the Company, and Consultant desires and agrees to provide the Company with such services, in each case on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowlesged, the parties hereto agree as follows:

1.             Engagement; Term; No Regulated Activity.

(a)          The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide to the Company the strategic advisory consultancy services described on Schedule A hereto (the “Services”). The Services will be provided on a non-exclusive basis, and the Company may retain other third parties to perform the Servies or any similar services during the Term (as defined below). Consultant shall report directly only to the Company’s Chief Executive Officer, President and/or Chief Financial Officer.

(b)          This Agreement shall have a term (the “Term”) of twelve (12) months commencing October 5, 2012 (the “Effective Date”). At the conclusion of the Term, this Agreement will terminate and be of no further force and effect.

(c)          The parties acknowledge that the Company is engaging Consultant purely as a consultant and not as a securities broker, investment banker, finder, investment advisor or similar regulated capacity. Consultant shall not perform any services hereunder (including, without limtiation soliciations on behalf of the Company for third party funding) which would require Consultant to be registered, licensed or regulated by any applicable law, rule or regulation. In providing the Services, Constultant shall comply with all applicable laws, rules and regulations. During the Term, neither Consultant nor its affiliates shall undertake or continue any outside activity, whether or not competitive with the business of the Company, which could foreseeably give rise to a conflict of interest, or otherwise interfere with Constultant’s duties and obligations to the Company. Consultant agrees to indemnify and save the Company harmless from any and all liability, cost and expense suffered by the Company or its affiliates as a consequence of the Consultant’s failure to comply with the foregoing obligations.

2.            Consideration.

(a)          As initial consideration for the Services to be provided by Consultant to the Company, as of the date hereof, Consultant will be issued 250,000 shares of Company’s common stock, par value $0.0001 per share (the “Common Stock”). In addition, as additional consideration for the Services provided hereunder, commencing as of the Effective Date, Consultant will receive 20,833 shares of Common Stock per month in arrears during the first eleven (11) months of the Term and 20,837 shares of Common Stock in the final month of the Term.

(b)          The consideration set forth this Section 2 shall be the sole and complete compensation to which Consultant shall be entitled in connection with the provision of any and all Services to the Company under this Agreement or otherwise. For avoidance of doubt, Consultant will bear all its costs incurred in connection with provision of any and all Services under this Agreement, and shall not be entitled to any reimbursement from the Company with regard to such expenses.

(c)          Consultant shall be solely responsible for the payment of all federal, state and local taxes, withholdings and/or other assessments or deductions required to be paid by any applicable law or regulation based upon Consultant’s receipt of the consideration hereunder.

(d)          It is specially agreed that Consultant’s consideration hereunder is not contingent and shall not be tied to any amount of capital raised by the Company from any source, nor tied to any other transaction entered into by the Company, prior to, during or following the Term.

3.            Certain Representations of Consultant. The Consultant represents and warrants to the Company that the Consultant is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Consultant covenants and agrees that it and its affiliates will not sell, assign or otherwise transfer any shares of Common Stock received from the Company as consideration hereunder except in compliance with the registration requirements of the Securities Act and state securities laws or an appropriate exemption from such requirements. Consultant further represents and warrants that Constultant has significant experience in advising and transacting business with companies in the early stage of development and understands the risks associated therewith.

4.            Confidentiality; No Unlawful Trading or Shorting.

(a)          Consultant and its affiliates shall, during the Term and thereafter, keep in strictest confidence, and shall not disclose to any third party or use for any purpose whatsoever, except for the purpose of providing the Services under this Agreement and for the direct benefit of the Company, any and all confidential, non-public and/or proprietary information, in any form whatsoever, relating, in any way, to the Company, its products, business plans (including, without limitation, those relating to product development, regulatory strategy, sales and marketing, manufacturing, pricing and competition), financial and accounting results or information (including projections), know-how, technology and any intellectual property rights it may have. Consultant acknowledges that certain of the foregoing types of information disclosed to Consultant, or of which Consultant otherwise becomes aware of, during the Term may be or be deemed to be “material non-public information” within the meaning of the U.S. federal securities laws (“MNPI”). MNPI will only be disclosed to Consultant on a need to know basis and for the specific purpose of providing the Services, and Consultant shall use such MNPI only for such specific purpose.

(b)          Consultant (on behalf of itself and its affiliates) agrees to abide by all securities and related laws, rules and regulations in connection with providing the Services including, without limitation, those laws, rules and regulations relating to the receipt, handling and use of MNPI.

(c)          Consultant (on behalf of itself and its affiliates) agrees that it will not buy or sell Common Stock or other securities of the Company (or of which the Company’s securities are deriviatives) on the basis of MNPI regarding the Company or otherwise. During the Term and thereafter, Consultant for itself and its agents agrees not to sell the Common Stock on a “short” basis.

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5.             Independent Contractor. The relationship of Consultant with the Company is that of an independent contractor and Consultant shall not be considered an employee of the Company. Consultant will not make any binding representations about the Company, nor shall it act as the Company’s agent, nor shall it have any right or authority whatsoever to propose or accept, in the name and on behalf of the Company, any representation, undertaking, guarantee, promise, agreement, contract or any other kind of an obligation.

6.             Remedies. Consultant agrees that its obligations under Section 1(c) and Section 3 and 4 hereunder are necessary and reasonable in order to protect the Company and its business, and expressly agrees that monetary damages would be inadequate to compensate the Company for any breach of any covenant or agreement set forth herein. Accordingly, Consultant agrees and acknowledges that any such breach, or any threatened breach, will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the breach or threatened breach of such Sections or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

7.             Waivers. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the party to be charged, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

8.             No Assignment. Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

9.             Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Each of Consultant and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted only in either New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Conultant and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process pursuant to the laws of the State of New York shall be deemed in every respect effective service of process upon Consultant or the Company, as the case may be.

10.           Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contempraneous agreements or understandings between the parties with respect thereto, whether written or oral. In addition, any amendment or modification of this Agreement will only be effective or binding unless reduced to writing and executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have signed this Services Agreement on the date first above written.

LABSTYLE INNOVATIONS CORP.		SLD CAPITAL CORP.

By:	/s/ Oren Fuerst	By:	/s/ Steven B. Rosner
	Name: Oren Fuerst		Name: Steven B. Rosner
	Title: Chief Executive Officer		Title:

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Schedule A

Services

Consultant shall perform the following Services during the Term:

1.          Consultant will provide strategic advice tailored to the needs of the Company regarding (i) the Company’s operations and related obligations as a U.S. publicly-listed and reporting company, (ii) the industries and businesses in which the Company is engaged, including the Company’s publicly-listed competitors and (iii) other aspects of or concerning the Company’s business about which Consultant has knowledge or expertise. In this regard, Consultant shall provide feedback on the evolution of the Company’s business and management’s execution of the Company’s business plans.

2.          Consultant will review as necessary and advise the Company with respect to the Company’s business plans and strategies, both on a general basis and as they relate to the Company’s communications and interactions with the investment community.

3.          Consultant will aid and advise the Company in establishing a means of securing nationwide interest in the Company’s securities primarily accomplished through contact with financial professionals known to Consultant, including brokers, fund managers, market makers, analysts and other marketplace professionals.

4.          Consultant will assist the Company in evaluating, assessing and addressing the ongoing challenges associated with the Company’s communications with the investment community.

5.          Consultant will provide assistance to the Company with respect to its ongoing stockholder relations, including communications with key stockholders of the Company.

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